UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)
16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

_______________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common shares, par value $0.10	TAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 28, 2020, the special committee of the board of directors (the “Committee”) of TransAtlantic Petroleum, Ltd. (the “Company”) received a revised, non-binding offer (the “Offer”) from a group of the Company’s current shareholders affiliated with N. Malone Mitchell 3rd, the Company’s chief executive officer and chairman of the board of directors, and his children (collectively, the “Mitchell Group”) to acquire 100% of the Company’s outstanding common shares, subject to certain conditions. A copy of the Offer is attached hereto as Exhibit 99.1 and incorporated herein by reference. After consultation with the Company’s legal and financial advisors, the Committee rejected the Offer. The Committee continues to engage in discussions with the Mitchell Group. There is no assurance that discussions with the Mitchell Group will result in a sale of the Company or any other transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1

Non-binding Letter of Intent and Term Sheet, dated May 28, 2020, from Longfellow Energy, LP, Dalea Partners, LP, Alexandria Nicole Mitchell Trust 2005, Elizabeth Lee Mitchell Trust 2005, Noah Malone Mitchell Trust 2005, and Stevenson Briggs Mitchell to the Strategic Committee of the Board of Directors of TransAtlantic Petroleum, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 3, 2020

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha T. Bailey
Tabitha T. Bailey
Vice President, General Counsel, and Corporate Secretary

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